EXHIBIT 10.12

2001 CAF HOLDINGS, INC.

MANAGEMENT STOCK PURCHASE PLAN

TABLE OF CONTENTS

Page

1.	TITLE AND PURPOSE	1

2.	ADMINISTRATION	1

3.	CAPITAL STOCK RESERVED FOR THIS PLAN	1

4.	LIMITATION ON ISSUANCE OF SHARES	2

5.	PURCHASED SHARES	2

6.	REPURCHASE OF SHARES	2

7.	RESTRICTIONS ON TRANSFER OF SECURITIES	4

8.	ADDITIONAL RESTRICTIONS ON TRANSFER	4

9.	SALE OF THE COMPANY	5

10.	ADDITIONAL PROVISIONS	7

11.	AMENDMENT	7

12.	TERMINATION	8

13.	DEFINITIONS	8

14.	INDEMNIFICATION	10

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CAF HOLDINGS, INC. 2001

MANAGEMENT STOCK PURCHASE PLAN

1.    Title and Purpose.    This plan shall be known as the 2001 CAF Holdings, Inc. Management Stock Purchase Plan (as amended, supplemented or restated from time to time, this “Plan”). This Plan is intended to promote the long-term growth and profitability of CAF Holdings Inc., a Virginia corporation (the “Company”), by providing those persons who are involved in the Company’s or its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries and to remain in the Company’s or its Subsidiaries’ employ. Under this Plan, the Company may issue and sell shares of its Common Stock and Preferred Stock (the “Shares”), to those eligible employees, directors, officers, consultants, and advisors of the Company or its Subsidiaries as the Compensation Committee of the Board of Directors (the “Committee”) may select and approve from time to time (each a “Participant”). The Board has adopted this Plan. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in Section 13 of this Plan.

2.    Administration.    The Plan shall be administered by the Committee. The Committee shall have full power, on behalf of the Company, to: (a) construe and interpret this Plan and each Subscription Agreement; (b) establish and amend rules for the administration of this Plan; (c)issue Shares, and authorize the Company to enter into Subscription Agreements under this Plan; (d) correct any defect or omission and reconcile any inconsistency in this Plan or in any Subscription Agreements, as applicable, to the extent the Committee deems desirable to carry into effect this Plan or the terms of the Subscription Agreements, respectively; and (e) determine who is eligible to be a Participant hereunder. The Committee may act by a majority of a quorum present at a meeting or by an instrument executed by a majority of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board, or by any officer of the Company in connection with the performance of duties under this Plan, except for such person’s own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company.

3.    Capital Stock Reserved for this Plan.    An aggregate of 3,000 shares of Common Stock and 2,000,000 shares of Preferred Stock shall be reserved for issuance under this Plan, subject to appropriate adjustment by the Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Company’s capital stock. In order to prevent the dilution or enlargement of rights of Common Stock and Preferred Stock issued or sold under this Plan generally, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock or Preferred Stock, the Committee may make appropriate changes in the number of shares of Common Stock and Preferred Stock covered by Subscription Agreements and the prices specified therein.

4.    Limitation on Issuance of Shares.    The Company shall not issue or sell a greater number of shares of Common Stock or Preferred Stock pursuant to this Plan than is contemplated by Section 3 without the requisite approval of the Board in accordance with Section 11.

5.    Shares.

(a)    Issuance of Shares.    The Committee shall have the right and power to issue and sell Common Stock and Preferred Stock to any Participant at any time prior to the termination of this Plan, in such quantity, at such price, on such terms and subject to such conditions as are consistent with this Plan and established by the Committee. The shares of Common Stock and Preferred Stock issued to each Participant shall be subject to all of the terms and conditions contained in this Plan, except as to any Participant to the extent otherwise set forth in a Subscription Agreement between the Company and such Participant. Upon the termination of any Participant’s employment with any of the Company and its Subsidiaries, the Company shall have the right to repurchase from such Participant and his or her transferees, pursuant to the terms and conditions set forth in Section 6 and such additional terms and conditions as may be approved by the Committee, all of the Shares originally issued to such Participant. Except for issuances pursuant to Section 6(g), if any of the Shares are repurchased by the Company or any of its Subsidiaries pursuant to Section 6, such Shares shall not again be available for issuance and sale under this Plan.

(b)    Written Agreements.    As a condition to the purchase of any Shares by any Participant under this Plan, each Participant shall enter into a Subscription Agreement, and the Participant’s ownership of, ability to transfer, and other rights and obligations with respect to, such securities shall be subject to the terms and conditions set forth in this Plan, such Subscription Agreement and the Articles of Incorporation.

6.    Repurchase of Shares.

(a)    Repurchase Option.    If a Participant ceases to be employed by any of the Company and its Subsidiaries for any reason, including upon such Participant’s death, Disability, resignation or termination with or without Cause, all Shares in respect of such Participant, whether held by such Participant or any other Person to whom such Participant’s Shares have been transferred, will be subject to repurchase by the Company pursuant to the terms and conditions set forth in this Section (the “Repurchase Option”).

(i)    Termination Without Cause; Death or Disability; Resignation.    If a Participant’s employment with any of the Company and its Subsidiaries terminates as a result of: (A) a termination without Cause; (B) death or Disability; (C) Participant’s resignation; or (D) any reason not covered by Section 6(a)(ii) below, then the Company may elect to purchase all or any portion of such Participant’s Shares at a price per share equal to the Fair Market Value thereof as of the Termination Date.

(ii)    Termination with Cause.    If a Participant’s employment with any of the Company and its Subsidiaries terminates with Cause, then the Company may elect to purchase all or any portion of such Participant’s Shares at a price per share equal to the lesser of Fair Market Value thereof as of the Termination Date and the Original Cost.

(b)    Repurchase Procedures.    After termination of a Participant’s employment with any of the Company and its Subsidiaries for any reason, the Company may elect to exercise the right to repurchase all or any portion of such Participant’s Shares (in the amounts and for the prices set forth in Sections 6(a)(i) and 6(a)(ii)) pursuant to the Repurchase Option by delivering written notice (the “Repurchase Notice”) to such Participant or any other holders of such Participant’s Shares at any time prior to the expiration of the 90 day period commencing on the Termination Date. The Repurchase Notice shall set forth the number of Shares to be acquired from such Participant and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Shares held by such Participant at the time of delivery of the Repurchase Notice. If the number of Shares then held by such Participant is less than the total number of Shares the Company has elected to purchase, then the other holders thereof shall sell to the Company the remaining Shares elected to be purchased, pro rata from such holders according to the number of Shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole number of shares).

(c)    Closing.    The closing of the transactions contemplated by this Section 6 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 60 days after the delivery of the Repurchase Notice. At its option, the Company will pay for the Shares to be purchased pursuant to the Repurchase Option by, (A) delivery of a check payable to the holder(s) of such Shares; or (B) where permitted by applicable law, delivery of a subordinated note or notes payable in up to three (3) equal annual installments, with the first installment due on the first anniversary of the closing of such purchase, and bearing interest (payable quarterly in cash or, at the Company’s election, in additional notes of the same tenor) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time, or (C) any combination of (A) and (B) in the aggregate amount of the purchase price for such Shares. In addition, the Company may pay the purchase price for such Shares by offsetting amounts outstanding under any indebtedness or obligations owed by the applicable Participant to the Company or any of its Subsidiaries. Any obligations of the Company under any notes issued by the Company pursuant to this Section 6(c) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company will receive customary representations and warranties from the applicable Participant and any other selling holders of Shares regarding the sale of the applicable Shares, including but not limited to the representation that such seller has good and marketable title to such Shares to be transferred, free and clear of all liens, claims and other encumbrances.

(d)    Restrictions on Repurchase.    Notwithstanding anything to the contrary contained in this Plan or any applicable Subscription Agreement, all repurchases of Shares by the Company shall be subject to applicable restrictions contained in the Virginia Stock Corporation Act and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Shares hereunder that the Company is otherwise entitled to make, the time periods in this Section 6 with respect to such repurchase shall be suspended until the Company is permitted to do so under such restrictions or until such restrictions lapse, so that the Company shall be entitled to thereafter exercise its rights under this Section 6.

(e)    Termination of Repurchase Option.    The Repurchase Option described in Section 6(a)(i) shall terminate upon an Initial Public Offering.

(f)    California Residents.    In order to comply with applicable California state law, this Section 6 shall be amended for all Participants who are California residents as set forth in the Supplement attached to the Subscription Agreement for each Participant who is a California resident.

(g)    Issuance in Connection with Repurchase Option.    No later than 45 days following the Company’s exercise of a Repurchase Option, the Company may, in accordance with the terms of the Plan (including, without limitation, the approval of the Committee), issue a number of Shares to one or more of the Company’s executive officers (who shall have been designated by the Company’s chief executive officer) not to exceed, in the aggregate, the number of Shares repurchased by the Company pursuant to such Repurchase Option. Notwithstanding anything in this Section 6(g) to the contrary, the price that such executive officers shall pay for the Shares purchased pursuant to this Section 6(g) shall equal the price that the Company paid in connection with the exercise of its Repurchase Option.

7.    Restrictions on Transfer of Securities.    Participants under this Plan may not sell, pledge, assign or otherwise directly or indirectly dispose of (“Transfer”) any interest in any Shares except pursuant to a Public Sale or the provisions of Sections 6 or 9 (“Exempt Transfers”) and except pursuant to applicable laws of descent and distribution; provided, the restrictions contained in this Section shall continue to be applicable to all Shares after any Transfer pursuant to the laws of descent and distribution and after the transferees of such Shares have agreed in writing delivered to the Company prior to such Transfer to be bound by the provisions of this Agreement. Any Transfer or attempted Transfer in violation of this Section shall be void.

8.    Additional Restrictions on Transfer.

(a)    Restrictive Legend.    All certificates representing the Shares shall bear the following legend in addition to any legend required by applicable state law:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) IN RELIANCE ON CERTAIN EXEMPTIONS CONTAINED THEREIN, OR

UNDER THE SECURITIES ACT OF ANY STATE (THE “STATE ACTS”) IN RELIANCE ON CERTAIN EXEMPTIONS CONTAINED THEREIN. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION (a) REGISTERED UNDER THE SECURITIES ACT OR EXEMPT FROM REGISTRATION THEREUNDER AND REGISTERED UNDER THE APPLICABLE STATE ACTS OR EXEMPT FROM REGISTRATION THEREUNDER, OR (b) OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT AND THE APPLICABLE STATE ACTS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE 2001 CAF HOLDINGS, INC. MANAGEMENT STOCK PURCHASE PLAN, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

(b)     Holdback Agreement.    Each holder of Shares may not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten registered public offering, unless the underwriters managing the registered public offering otherwise agree.

(c)    Opinion of Counsel.    Participants may not Transfer any Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such Transfer. The Committee may waive this requirement in respect of any Transfer without waiving this requirement in respect of any other Transfer.

9.     Sale of the Company.

(a)     Approved Sale.    If the Required Sponsors approve a Sale of the Company (an “Approved Sale”), each Participant (and any other holders of Shares) shall vote for, consent to and shall not object to or otherwise impede consummation of the Approved Sale.

(b)     Required Actions.    If the Approved Sale is structured as: (i) a merger or consolidation, each Participant (and each other holder of Shares) shall vote his or her Shares to approve such merger or consolidation, whether by written consent or at a shareholders’ meeting (as requested by the Required Sponsors), and shall waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation; (ii) a sale of stock, each Participant (and any other holders of Shares) shall agree to sell, and shall sell, all of his or her Shares on the terms and conditions approved by the Required Sponsors; or (iii) a sale of assets, each Participant (and any other holders of Shares) shall vote his or her Shares to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a shareholders’ meeting (as requested by the Required Sponsors). In furtherance of the foregoing, each Participant (and each other holder of Shares) shall take all necessary or desirable actions reasonably requested by the Required Sponsors in connection with the consummation of the Approved Sale and each Participant (and each other holder of Shares) shall enter into such indemnities and agreements, as required by the Required Sponsors (subject to Section 9(c)), including without limitation, shall execute the applicable purchase agreement, and shall vote all Shares to approve such transaction.

(c)    Representations and Warranties.    In any Approved Sale, (i) each Participant (and each other holder of Shares) shall be obligated to make representations and warranties as to such holder’s title to and ownership of Shares, authorization, execution and delivery of relevant documents by such holder, enforceability of relevant agreements against such holder and other matters relating to such holder, to enter into covenants in respect of a Transfer of such holder’s Shares as necessary or desirable for such Approved Sale and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each of the Required Sponsors is similarly obligated; provided, no holder of Shares shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to the breach by any other holder of the Shares of any such other holder’s representations or warranties or other obligations; and (ii) in no event shall any holder of Shares be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of the total consideration payable to such holder in such Approved Sale.

(d)    Conditions to Participant’s Obligations.    The obligations of each Participant (and any other holders of Shares) with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Shares will receive the same form of consideration and the same portion of the aggregate consideration that such holder of Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Articles of Incorporation as in effect immediately prior to such Approved Sale; and (ii) if any holder of Shares is given an option as to the form and amount of consideration to be received, each holder of Shares will be given the same option.

(e)    Expenses of Approved Sale.    Each Participant (or any other holder of Shares) shall bear its pro rata share (as if such expenses reduced the aggregate proceeds available for distribution as contemplated by Section 9(d) of the costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 9(e), costs incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of an Approved Sale in accordance with Section 9(a) shall be deemed to be for the benefit of all holders of Shares. Costs incurred by any holder of Shares on its own behalf will not be considered costs of the transaction hereunder and will be the responsibility of such holder.

10.    Additional Provisions.

(a)    Listing, Registration and Compliance with Laws and Regulations.    All Shares issued pursuant to this Plan shall be subject to the requirement that if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification upon any securities exchange or under any state or federal securities or other law or regulation of such Shares, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with such issuance, no other Shares be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The recipient of such Shares will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Shares may be issued, the Committee may, in its discretion and without the holders’ consent, so reduce such period on not less than 10 days’ written notice to the holders thereof. Nothing contained herein shall obligate the Company to register any Common Stock, Preferred Stock or other securities under any federal or state securities laws.

(b)    Taxes.    The Company shall be entitled, if the Company deems it necessary or desirable, to withhold (or secure payment from a Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

(c)    No Right to Employment Conferred.    Nothing in this Plan or (in the absence of an express provision to the contrary) in a Subscription Agreement shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant’s present (or any other) rate of compensation.

(d)    Securities Compliance.    The Company’s securities shall be offered under this Plan pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated by the Securities and Exchange Commission, in that any and all of the Company’s securities offered or issued under this Plan are so offered or issued as part of the compensation and incentive arrangements between the Company and the Participants, and that no such offer or issuance shall be made for capital raising purposes.

11.    Amendment.    At any time the Board may make such additions or amendments as it deems advisable under this Plan, including increasing the maximum number of shares of Common Stock and Preferred Stock issuable hereunder except that it may not, without further approval by the Company’s shareholders and the requisite approval of the Board, change the class of employees to whom Shares may be issued and sold under this Plan.

12.    Termination.    The Board shall have the right and power to terminate this Plan at any time. If it is not earlier terminated by the Board, this Plan shall terminate on July 1, 2011. No Shares shall be issued under this Plan after this Plan’s termination, but the termination of this Plan shall not have any other effect.

13.    Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” of a Person means any other person, entity or investment fund controlling, controlled by or under common control with the Person and, in the case of a Person which is a partnership, any partner of the Person.

“Articles of Incorporation” means the Company’s Articles of Incorporation in effect at the time as of which any determination is being made.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct that brings or is reasonably likely to bring the Company or its subsidiaries into public disgrace or disrepute, (iii) failure to perform duties as reasonably directed by the Board (which failure is not cured within 10 days after notice thereof to Participant by the Board); (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries; or (v) any breach of the Participant’s Subscription Agreement or the terms of this Plan.

“Committee” shall mean the Compensation Committee of the Board, or such other committee of the Board that the Board may designate to administer this Plan, or, if the Board has not designated a committee to administer this Plan, the Board in its entirety.

“Common Stock” shall mean the Company’s common stock, no par value, or, in the event that the outstanding common stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Disability” shall mean Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Participant’s duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Committee.

“Fair Market Value” of the Common Stock or other property shall be determined by the Committee; provided that, for purposes of Section 6 of this Plan, in no event will the Fair Market Value of any shares of Preferred Stock exceed the liquidation value thereof plus accrued but unpaid dividends thereon (as set forth in the Articles of Incorporation).

“Independent Third Party” means any Person who: (i) immediately prior to the contemplated transaction does not own in excess of 5% of the Common Stock on a fully diluted basis (a “5% Owner”); (ii) neither before nor immediately after the contemplated transaction is controlling, controlled by or under common control with any such 5% Owner; and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Initial Public Offering” means an initial public offering of the Common Stock pursuant to an offering registered under the Securities Act.

“Original Cost” means the price paid for Common Stock or Preferred Stock, as applicable, by a Participant pursuant to a Subscription Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency, or political subdivision thereof.

“Preferred Stock” means shares of the Company’s Class A Preferred Stock, no par value, or, in the event that the outstanding Class A Preferred Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Public Sale” means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Required Sponsors” at any time means the holders of at least 66% of the Sponsor Shares.

“Sale of the Company” means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire: (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s capital stock); or (ii) all or substantially all of the assets of the Company determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Sponsors” shall mean OCM Principal Opportunities Fund II, L.P. and BancAmerica Capital Investors II, L.P.

“Sponsor Shares” means: (i) any Common Stock or Class B Preferred Stock, no par value, acquired by the Sponsors; (ii) any securities of the Company otherwise held from time to time by the Sponsors; and (iii) any securities issued or issuable directly or indirectly with respect to the Sponsor Shares referred to in clause (i) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided that the Sponsor Shares shall continue to be Sponsor Shares only so long as such shares are owned by a Sponsor or any Affiliate of a Sponsor.

“Subscription Agreement” means that written agreement signed by a Participant and the Company relating to the purchase of Common Stock and Preferred Stock by a Participant pursuant to this Plan.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power.

“Termination Date” for any Participant means the date on which such Participant ceases to be employed by the Company or any of its Subsidiaries for any reason, including upon such Participant’s death, Disability, resignation or termination with or without Cause.

14.    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section only if such member has acted in good faith and in a manner that such member reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Board or Committee member, as applicable, shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on his or her own behalf.